EXHIBIT 10.24

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (hereinafter referred to as the "Agreement") is made and entered into as of December 31, 1997, by and among Tanknology/ Engineered Systems Inc., a corporation organized under the laws of Delaware, with its principal office located at 2001 West Campus Drive, Tempe, AZ (hereinafter "ESI" or "Seller"), and TEI, Inc., a corporation organized under the laws of Texas with its principal office located at 10235 West Little York, Suite 405, Houston, TX (hereinafter "TEI"), and Sorrento Electronics, Inc., a corporation organized under the laws of California with its principal office located at 10240 Flanders Court, San Diego, California, 92121 (hereinafter referred to as "SE" or "Buyer").

      WHEREAS, Seller owns tangible and intangible assets and contracts related to terminal automation systems; and

      WHEREAS, Buyer is interested in acquiring certain tangible and intangible assets of Seller and assuming certain of Seller's contracts related to terminal automation systems; and

      WHEREAS, Seller wishes to sell such assets and novate such contracts to Buyer, and

      WHEREAS, TEI, as Seller's sole shareholder desires that Seller sell such assets and novate such contracts to Buyer; and

      WHEREAS, Seller and Buyer desire to define their mutual rights and obligations during the period of this Agreement, consistent with applicable federal and state laws governing the Agreement.

      NOW, THEREFORE, to effectuate the foregoing, Seller and Buyer, in consideration of the mutual covenants hereinafter contained, agree as follows:

                        ARTICLE 1: PURPOSE OF AGREEMENT.

      A. Subject to the terms and conditions of this Agreement, (1)Buyer agrees to purchase and Seller agrees to sell all of the tangible and intangible assets (including the rights to use the tradename and trademark "Engineered Systemes, Inc.") owned by Seller listed on Exhibit A hereto (including the rights to use the tradename and trademark "Engineered Systems, Inc." ("Assets")), and

      (2) Seller agrees to assign and novate or subcontract; and Buyer agrees to assume or subcontract, each of the contracts listed on Exhibit B hereto, which include contracts with remaining warranty obligations (the "active contracts").

      B. In addition, TEI agrees to indemnify Buyer against certain liabilities related to this transaction as described herein below.

      C. The execution of this Agreement, the closing and the effective date of this transaction shall be as of December 31, 1997.

      D. Seller retains all liabilities, contractual and otherwise, other than those explicitly undertaken by Buyer.

                          ARTICLE 2: TERMS OF PAYMENT.

      A. The price and payment terms of the Agreement shall be as follows: At closing, Buyer shall hand Seller an unsecured promissory note for Five Hundred Thousand Dollars ($500,000), with interest accruing from closing at the rate of seven percent(7%) per annum, payable in five (5) annual installments of principal, together with accrued interest thereon, with the first payment being due on January 15, 1999 (herein "Note"). The Note shall be in the form as set forth on Exhibit C hereto.

      B. The parties agree that the allocation of the purchase price shall be based upon the fair market value of the Assets as set forth on Exhibit D hereto.

                              ARTICLE 3: CONTRACTS.

      A. To the extent permitted by the applicable contracts and/or customers, Seller agrees to novate and Buyer agrees to assume the active contracts. To the extent possible, such contracts shall be novated and assumed as of the closing date of this transaction, provided, however, that Buyer may elect to not assume specific active contracts and instead perform under the subcontract provision of
Article 3.B. below, Buyer shall make such election within ninety (90) days following closing with respect to each active contract.

      B. Until any active contracts are novated, they shall be performed by Buyer as a subcontractor to Seller. Buyer shall indemnify Seller in accordance with Article 14 against liability arising from Buyer's performance of such contracts during such period.

      C. Revenue and costs related to the active contracts shall be allocated to Seller to the extent the revenues are earned and the expenses are incurred prior to closing, and to Buyer to the extent the revenues are earned and the expenses are incurred subsequent to closing, subject to the provision set forth herein below.

      D. The funds received from customers by Buyer or Seller under the active contracts, which are not attributable to Seller's accounts receivable billed as of closing (the "unbilled invoices") will first be applied to pay all costs incurred from and after January 1, 1998 in completing those contracts. Seller will promptly (within five (5) days) remit any funds it collects with respect to unbilled invoices relating to the active contracts to Buyer. All funds received by Buyer or Seller from those customers with respect to unbilled invoices relating to those contracts in excess of costs incurred from and after January 1, 1998 including warranty costs, will be distributed as follows:

      (1) To Seller, for its work in progress on the active contracts:

      Based on Seller's representation that unbilled invoices on active contracts at closing is $2,228,000 (net of all commissions owed to third parties), Seller will be entitled to the difference between $2,228,000 and Buyer's book cost to complete the active contracts if Buyer's book cost (as determined by Buyer's normal accounting practices) equals or exceeds $1,228,000. To the extent that Buyer's book cost to complete is less than $1,228,000, Seller will receive $1,000,000 plus fifty percent (50%) of the amount by which Buyer's book cost to complete the active contracts is less than $1,228,000 (the "underrun").

      Buyer's book cost includes employee and contract labor, fringe benefits, labor overhead, material, material overhead, and other direct costs. Buyer's book cost excludes G&A costs (which consist of administrative costs, sales and marketing costs, bid and proposal costs, and independent research and development costs).

      Buyer will submit monthly reports to Seller which detail, on a contract-by-contract basis, Buyer's book cost to complete the active contracts during the preceding month. In addition, upon reasonable advanced notice to Buyer, Seller shall have access, for a period of twenty-four (24) months from the effective date of this Agreement, to Buyer's books and records relating to the active contracts during normal business hours for purposes of auditing Buyer's book cost.

      (2) To Buyer, the remaining fifty percent (50%) of the underrun.

                                    Example:

                                  Amounts Book
                    Remaining to      Cost to         To         To
                     Be Billed        Complete      Seller      Buyer
                     ---------        --------      ------      -----
                     2,228,000       2,428,000             0   200,000
                                  (Per Art. 11.B)
                     2,228,000       2,228,000             0         0
                     2,228,000       1,228,000     1,000,000         0
                     2,228,000         828,000     1,200,000   200,000

      E. No funds, other than those due under the Note, collections of outstanding accounts receivable as of closing and employee lease payments, will be paid to Seller by Buyer until all obligations under the active contracts are complete.

      F. Buyer will use its reasonable efforts to collect all outstanding accounts receivable of Seller, billed at closing and remit those amounts to Seller in the month following collection. Buyer will have no obligation to undertake or pursue litigation to collect these accounts receivable.

      G. Any unapplied amounts for prepaid service contracts which are attributable to the period after closing will be paid to Buyer by Seller at closing.

      H. Buyer will remit employee lease payments to Seller on a monthly basis.

      I. Buyer will minimize cost to complete consistent with contract workscope requirements.

      ARTICLE 4: TRANSFER DOCUMENTATION. At the execution hereof Seller shall deliver to Buyer:

      A. A Bill of Sale executed by Seller conveying to Buyer all the Assets, including hardware and software in the personal possession of Seller's employees. A draft of the Bill of Sale is attached as Exhibit E hereto.

      B. A novation/assignment of contracts executed by Seller novating and assigning to Buyer all active contracts. A draft of the novation/assignment of contracts is attached as Exhibit F hereto.

      C. Any other instruments of conveyance, sale, assignment and transfer required to transfer to Buyer the ownership of any of the assets described in
Article 1 of this Agreement.

                                ARTICLE 5: TAXES.

      A. Any property taxes incurred by reason of ownership of the assets transferred to Buyer pursuant to this Agreement shall be prorated, each party to bear that portion of the property taxes which represent the relationship of the period of time for which each party had legal ownership of the property bears to the period of time during which the property taxes were incurred.

      B. Any sales or use taxes levied by any governmental authority with respect to the sale of assets shall be the responsibility of Seller.

                         ARTICLE 6: FACILITY; EMPLOYEES.

      A. To the extent permitted by Seller's lease, Seller agrees to sublease Buyer its Phoenix facility at 2001 West Campus Drive, Tempe, AZ (hereinafter referred to as the "Facility") for up to six (6) months following execution of this Agreement for the purpose of allowing Buyer to complete the active contracts novated pursuant to this Agreement and remove all tangible and intangible assets purchased under this Agreement.

      B. To the extent permitted by Seller's lease, Buyer agrees to sublease the Facility at Seller's monthly cost (pro rated to the actual days in possession of any period of less than a month) and to reimburse Seller for the actual expenses of the Facility attributable to, and incurred by, Buyer during its use of the Facility for the sublease period, provided that such costs shall be supported by invoices.

      C. Seller agrees to contract or "employee lease" to Buyer, for up to six
(6) months following closing, such of its employees Buyer may designate prior to closing, who have been working on the active contracts at the Facility. Buyer shall pay Seller's actual costs (salary plus benefits; no profit or overhead) for the "leased" employees. Seller shall invoice Buyer monthly (pro rated for periods of less than a month). Seller shall invoice Buyer monthly (pro rated for periods of less than one (1) month) and Buyer shall pay such invoice with fifteen (15) days of receipt of such invoice.

                          ARTICLE 7: LEGAL COMPLIANCE.

      A. As of closing, Seller represents and warrants to Buyer that the sale of Seller's assets to Buyer is in compliance with any applicable federal, state and local laws governing the sale of its assets, including, but not limited to, the Bulk Sales Transfer Act. Compliance with this Article of the Agreement is understood to require compliance with applicable Arizona law, as the State within which the assets subject to this Agreement are located.



      B. Seller agrees that Buyer may refuse to accept any of the assets prior to removal from the Facility and such assets shall not be part of the assets purchased if Buyer, in its sole discretion, determines that it does not desire to include such assets in the assets acquired hereunder; provided, however, that no adjustment to the purchase price shall be made as a result of Buyer's decision to exclude any such assets.

      C. At closing Buyer shall receive from counsel of Seller an opinion dated the execution date and in substantially the form attached hereto as Exhibit G.

      ARTICLE 8: REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

      A. Seller is the owner of the Assets.

      B. To the extent not indicated on Exhibit B, the active contracts are fully assignable, and that novation of these contracts will not violate the terms of the contracts or appropriate consents have been obtained, or are expected to be obtained. Those active contracts for which consents have not been obtained, and need to be obtained, are identified on Exhibit B.

      C. Seller is a corporation validly existing under the laws of the State of Delaware.

      D. Seller has the corporate power and authority necessary to own its property and to carry on its business as now conducted and to execute and deliver this Agreement and each document, instrument or agreement contemplated hereby, and to perform its obligations hereunder and thereunder.

      E. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate action on the part of Seller is necessary to authorize and approve the execution, delivery and performance of this Agreement or any other document, instrument or agreement contemplated hereby or the consummation of the transactions contemplated hereby and thereby. Seller is not subject to any provision of its charters or by-laws or any orders or decrees of any court or governmental body which would prevent the consummation of the transactions contemplated by this Agreement.

      F. This Agreement has been duly executed and delivered by Seller, and assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against them in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to creditors' rights and subject to the availability of equitable remedies.

      G. To the best of Seller's knowledge, no consents, except such as have been obtained are required pursuant to applicable active contracts or are identified in an exhibit hereto, are necessary in connection with the consummation of the transactions contemplated by this Agreement.

      H. To the best of Seller's knowledge, and except for matters which individually are immaterial, the assets have been maintained and operated in compliance with all laws, the violation of which could reasonably be expected to have a material adverse effect on the acquired assets. Without limiting the generality of the foregoing, to Seller's knowledge, Seller has operated the acquired assets in compliance with all laws, statutes, ordinances, rules or regulations of any governmental authority pertaining to the protection of the environment, as such laws, statutes, ordinances, rules or regulations exist on the date of this Agreement in any jurisdiction in which the business of Seller is operated, except where noncompliance would not have a material adverse effect on the acquired assets.

      I. Seller has not, and has no knowledge that any other entity has encumbered or conveyed any right, title or interest in the assets to be acquired hereunder to any third party. Seller hereby warrants, by, through and under Seller, but not otherwise, good title to the assets to be acquired pursuant to this Agreement in each case free and clear of all liens, security interests and encumbrances, except for those liens for current taxes not yet due and payable.

      J. To the best of Seller's knowledge, there is no legal action or governmental proceeding or investigation pending concerning the assets or the contracts.

      K. Seller is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

      L. The amounts not invoiced by Seller to customers under the active contracts at closing is $2,228,000.

      M. All commissions due Seller's employees and agents of Seller shall be the responsibility of Seller.

      ARTICLE 9: REPRESENTATIONS AND WARRANTIES OF TEI. TEI hereby represents and warrants to Buyer as follows:

      A. TEI is a corporation validly existing under the laws of the State of Texas.

      B. TEI has the corporate power and authority necessary to own its property and to carry on its business as now conducted and to execute and deliver this Agreement and each document, instrument or agreement contemplated hereby, and to perform its obligations hereunder and thereunder.

      C. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by TEI and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate action on the part of TEI is necessary to authorize and approve the execution, delivery and performance of this Agreement or any other document, instrument or agreement contemplated hereby or the consummation of the transactions contemplated hereby and thereby. TEI is not subject to any provision of its charters or by-laws or any orders or decrees of any court or governmental body which would prevent the consummation of the transactions contemplated by this Agreement.

      D. This Agreement has been duly executed and delivered by TEI, and assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of TEI, enforceable against them in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to creditors' rights and subject to the availability of equitable remedies.

      E. To the best of TEI's knowledge, no consents, except such as have been obtained or are identified in an exhibit hereto, are necessary in connection with the consummation of the transactions contemplated by this Agreement.

      F. To the best of TEI's knowledge, and except for matters which individually are immaterial, the assets have been maintained and operated in compliance with all laws, the violation of which could reasonably be expected to have a material adverse effect on the acquired assets. Without limiting the generality of the foregoing, to TEI's knowledge, Seller has operated the acquired assets in compliance with all laws, statutes, ordinances, rules or regulations of any governmental authority pertaining to the protection of the environment, as such laws, statutes, ordinances, rules or regulations exist on the date of this Agreement in any jurisdiction in which the business of Seller is operated, except where noncompliance would not have a material adverse effect on the acquired assets.

      G. TEI has not, and has no knowledge that any other entity has encumbered or conveyed any right, title or interest in the assets to be acquired hereunder to any third party. TEI hereby warrants, by, through and under Seller, but not otherwise, good title to the assets to be acquired pursuant to this Agreement in each case free and clear of all liens, security interests and encumbrances, except for those liens for current taxes not yet due and payable.


      H. To the best of TEI's knowledge, there is no legal action or governmental proceeding or investigation pending concerning the assets or the contracts.

      I. TEI is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

      ARTICLE 10: REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

      A. Buyer is a corporation validly existing under the laws of the State of California.

      B. Buyer has the corporate power and authority necessary to own its property and to carry on its businesses as now conducted and to execute and deliver this Agreement and each document, instrument or agreement contemplated hereby, and to perform its obligations hereunder and thereunder.

      C. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate action on the part of Buyer is necessary to authorize and approve the execution, delivery and performance of this Agreement or any other document, instrument or agreement contemplated hereby or the consummation of the transactions contemplated hereby and thereby. Buyer is not subject to any provision of its respective charter or by-law or any order or decree of any court or governmental body which would prevent the consummation of the transactions contemplated by this Agreement.

      D. This Agreement has been duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to creditors' rights and subject to the availability of equitable remedies.

      E. Buyer has conducted its own review and inspection of the acquired assets and has satisfied itself as to the value, condition and fitness for purpose of the acquired assets. BUYER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT SELLER HAS MADE NO REPRESENTATION OR WARRANTY AS TO THE ACQUIRED ASSETS, AND PURCHASER SPECIFICALLY ACKNOWLEDGES THAT NO REPRESENTATION OR WARRANTY OF THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS MADE OR IMPLIED.


      F. To the best of Buyer's knowledge, no consents are necessary for Buyer in connection with the execution and delivery of this Agreement by Buyer or in connection with the consummation of the transactions contemplated by this Agreement.

      G. Buyer is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                        ARTICLE 11: RISK OF LOSS; OFFSET.

      A. Seller shall have full responsibility for any and all liabilities relating to and resulting from actions or events occurring prior to closing. Buyer shall have full responsibility for any and all liabilities relating to the use, ownership or control of the acquired assets occurring after the closing.

      B. Buyer shall have the right of offset against the Note to the extent that the remaining amounts to be billed are not sufficient to cover Buyer's book cost to complete those active contracts and remaining warranty obligations. Furthermore, Seller and TEI agree to reimburse Buyer for any additional short fall, to the extent that the cost to complete exceeds the combined remaining amounts to be billed and collected plus the Note.

      ARTICLE 12: INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify and hold harmless Buyer from any costs and expenses for attorneys' fees and all actual damages resulting to Buyer from any:

      A. Claims or suits arising out of Seller's compliance (or non-compliance) with Article 7 of this Agreement; or

      B. Third party claims or suits alleging rights which constitute a breach of any Seller warranty contained in Article 8 hereof; provided that Buyer shall promptly, after the assertion of any or claim or the discovery of any fact upon which Buyer intends to base a claim for indemnification under this Agreement ("Claim"), notify Seller of such Claim. In the event of any Claim, Seller, at its option, may assume the defense of Buyer or Seller; provided that Buyer shall have the right at its own expense to participate jointly with Seller in the defense of any Claim hereunder, Buyer shall cooperate with Seller to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Seller's management of same with regard to the amount of damages payable by Seller hereunder.



      ARTICLE 13: INDEMNIFICATION BY TEI. TEI hereby agrees to indemnify and hold harmless Buyer from any costs and expenses for attorneys' fees and all actual damages resulting to Buyer from any:

      A. Claims or suits arising out of Seller's compliance (or non-compliance) with Article 7 of this Agreement; or

      B. Third party claims or suits alleging rights which constitute a breach of any Seller warranty or TEI warranty contained in Articles 8 and 9, respectively, hereof; provided that Buyer shall promptly, after the assertion of any or claim or the discovery of any fact upon which Buyer intends to base a claim for indemnification under this Agreement ("Claim"), notify TEI of such Claim. In the event of any Claim, TEI, at its option, may assume the defense of Buyer or TEI; provided that Buyer shall have the right at its own expense to participate jointly with TEI in the defense of any Claim hereunder, Buyer shall cooperate with TEI to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit TEI's management of same with regard to the amount of damages payable by TEI hereunder.

      C. Claims arising from Seller's actions related to the novated contracts, such actions occurring prior to the contract novation.

      D. Claims arising from Seller's employees due to actions of Seller.

      ARTICLE 14: INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold harmless Seller and TEI from any costs and expenses for attorneys' fees and all actual damages resulting to Seller and TEI from any:

      A. Third party claims or suits alleging rights which constitute a breach of any Buyer warranty contained in Article 10 hereof; provided that Seller shall promptly, after the assertion of any or claim or the discovery of any fact upon which Seller or TEI intends to base a claim for indemnification under this Agreement ("Claim"), notify Buyer of such Claim. In the event of any Claim, Buyer, at its option, may assume the defense of Seller or TEI; provided that Seller or TEI shall have the right at its own expense to participate jointly with Buyer in the defense of any Claim hereunder, Seller or TEI shall cooperate with Buyer to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Buyer's management of same with regard to the amount of damages payable by Buyer hereunder.

      B. Claims arising from Buyer's actions related to the novated contracts, such actions occurring subsequent to the contract novation, or arising from Buyer's actions related to its performance of subcontracting services, such actions occurring subsequent to closing.

      C. Claims arising from Seller's employees leased by Buyer due to actions of Buyer.

                  ARTICLE 15: LIMITATIONS ON USE OF INFORMATION

      A. Seller and Buyer anticipate that under this Agreement, it may be necessary for either to disclose to the other information of a proprietary or confidential nature (hereinafter referred to as "Information"). The disclosing party shall clearly identify such Information at the time of disclosure.

      B. Each of the parties agrees that it will use the same reasonable efforts to protect Information as are used to protect its own proprietary or confidential information. Disclosures of Information prior to closing shall be restricted to those individuals directly participating in the efforts hereunder.

      C. Neither party shall reproduce, disclose, or use Information except as follows:

      (1) Information provided by Buyer may be used by Seller in performing its obligations under this Agreement.

      (2) Information provided by Seller may be used by Buyer in performing its obligations under this Agreement and in conducting business operations subsequent to closing.

      (3) Information may be used in accordance with any written authorization received from the disclosing party.

      D. Limitations on reproduction, disclosure, or use of Information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of Information with respect to which any of the following conditions exist:

      (1) If, prior to the receipt thereof under this Agreement, the Information has been independently developed by the party receiving it, or has been lawfully received from other sources, provided such other source did not receive it due to a breach of this Agreement or any other agreement.

      (2) If, subsequent to the receipt thereof under this Agreement:


      (i) The Information is published by the furnishing party, or

      (ii) The Information has been lawfully obtained by the receiving party from other sources, provided such other source did not receive the Information, due to a breach of this Agreement or any other agreement, or

      (iii) The Information otherwise comes within the public knowledge or becomes generally known to the public other than as a result of a breach of any agreement.

      (3) Any Information that has been or hereafter shall be disclosed in a patent issued to the party furnishing the Information hereunder, after the issuance of said patent, the limitations on such Information as is disclosed in the patent shall be only that afforded by United States patent laws.

      E. Neither the execution and delivery of this Agreement nor the furnishing of any Information by either party shall be construed as granting to the other party either expressly, implicitly, by estoppel, or otherwise, any license under any invention or patent now or hereafter owned or controlled by the party furnishing the same.

      F. Notwithstanding the expiration of any other portion of this Agreement, the obligations and provisions of this Article 14 ("Limitations on Use of Information") shall continue for a period of thirty-six (36) months from the date of this Agreement.

      G. Each party will designate in writing one or more individuals within its organization as the only point(s) for receiving Information exchanged between the parties pursuant to this Agreement.

      ARTICLE 16: LIMITATIONS ON PUBLICATION OR ADVERTISEMENT. Except as may be necessary to comply with Article 7 hereof, neither party will release for publicity, advertising, or other purposes, any information concerning this Agreement, without first submitting the proposed material to the other party for review and written approval, and approval shall not be unreasonably withheld.

      ARTICLE 17: COMMUNICATIONS BETWEEN PARTIES. All communications relating to this Agreement shall be directed only to the specific person designated to represent Seller and Buyer. Each of the parties to this Agreement shall appoint one technical and one administrative representative. These appointments shall be kept current during the period of this Agreement. Communications not properly directed to persons designated to represent Seller and Buyer shall not be binding upon Seller or Buyer, respectively.




      A. All technical notices and exchange of Information shall be addressed to:

                                  SELLER BUYER

                       Mr. Don Campbell      Mr. William Steed
                       Mr. Rick Berry        Sorrento Electronics, Inc.

            TEI, Inc.                        10240 Flanders Court
            10235 West Little York, Ste. 405 San Diego, CA 92121
            Houston, TX 77040                Phone: (619) 457-8898
            Phone: (713) 983-7160            Fax: (619) 457-8741
            Fax: (713) 983-7164

      B. All contractual and legal notices shall be addressed to:

                                  SELLER BUYER

           Mr. Don Campbell                  Mr. James R. Edwards
           Mr. Rick Berry                    Corporate Secretary
           TEI, Inc.                         Sorrento Electronics, Inc.
           10235 West Little York, Ste. 405  3550 General Atomics Ct.
           Houston, TX 77040 San             Diego, CA 92121-1194
           Phone: (713) 983-7160             Phone: (619) 455-3299
           Fax: (713) 983-7164               Fax: (619) 455-3213

      ARTICLE 18: SURVIVAL. This Agreement shall survive closing; provided, however, that the representations and warranties of the parties shall survive for a period of twenty-four (24) months following closing.

      ARTICLE 19: FURTHER ASSURANCES. Each of the parties hereto agrees that it shall take all reasonable action and do all things that may be reasonably necessary, proper or advisable in order to consummate and to make effective as promptly as practical the transactions contemplated by this Agreement.

      ARTICLE 20: ASSIGNABILITY OF AGREEMENT. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the express prior written consent of the other party, which consent shall not be unreasonably withheld, except that Buyer shall be permitted to transfer to an affiliate without obtaining consent. Any such assignment by Buyer of its rights hereunder shall not release, extinguish or discharge Buyer's continuing obligations hereunder.

      ARTICLE 21: INTEGRATION OF AGREEMENT. This Agreement contains the entire agreement of the parties and cancels and supersedes any previous understanding or agreement related to the terms of this Agreement, whether written or oral.

                      ARTICLE 22: COSTS AND ATTORNEYS' FEES

      A. Each party to this Agreement shall bear its respective costs, risks and liabilities incurred by it as a result of its obligations and efforts under this Agreement. Unless otherwise provided by the express terms of this Agreement, neither Seller nor Buyer shall have any right to any reimbursement, payment, or compensation of any kind from each other because of activities undertaken pursuant to this Agreement.

      B. If either Buyer or Seller seeks arbitration regarding any provision of this Agreement, the prevailing party in the arbitration shall, in addition to any other relief that may be granted, be entitled to recover reasonable attorneys' fees, as determined by the arbitrators, from the other party. This provision applies to the entire Agreement, the Bill of Sale and the novation and/or assignment of contracts.

                         ARTICLE 23: AGREEMENT DISPUTES

      A. This Agreement and any dispute arising thereunder shall be governed by the laws of the State of California.

      B. Any dispute arising under this Agreement shall be settled exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the award may be entered in any court having jurisdiction. The site of arbitration shall be San Diego, California.

      ARTICLE 24: COUNTERPARTS. More than one counterpart of this Agreement, the Bill of Sale, or the novation and/or assignment of contracts may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original. The parties may also execute this Agreement and the related documents by facsimile with originally executed documents transmitted between the parties as soon as reasonably practicable thereafter.

      ARTICLE 25: HEADINGS. The headings of the articles and sections are for convenience only and shall not be deemed to constitute a part thereof.

      ARTICLE 26: WAIVER. The failure of either party to enforce any condition or part of the Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

      ARTICLE 27: NO THIRD-PARTY BENEFICIARIES. The Agreement is solely for the benefit of the parties hereto and their respective affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right.

      ARTICLE 28: BINDING ON SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of Seller, TEI and Buyer.

      ARTICLE 29: AMENDMENT OF AGREEMENT. This Agreement may be amended or modified at any time with respect to any provision only by a written instrument executed by Seller, TEI and Buyer.

      ARTICLE 30: SEVERABILITY. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.


      Dated: December __, 1997 TANKNOLOGY/ENGINEERED SYSTEMS INC.

                                          By: _________________________

                                          Its: _______________________


      Dated: December __, 1997 TEI, INC.

                                           By: ________________________

                                           Its: _______________________


      Dated: December 23, 1997 SORRENTO ELECTRONICS, INC.

                                            By: _________________________
                                                   Brian E. Thurgood

                                            Its: President